Exhibit 99.1

x Detach above card, sign, date and mail in postage paid envelope provided. PLEASE MARK VOTES AS IN THIS EXAMPLE IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. ______________________________ ______________________________ ______________________________ 6322 PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/6322sm SPECIAL MEETING OF SHAREHOLDERS ____________, 2012 Should the above signed be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Beacon Federal Bancorp, Inc. at the special meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Beacon Federal Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the special meeting. The above signed acknowledges receipt from Beacon Federal Bancorp, Inc. prior to the execution of this proxy of a Notice of the special meeting, audited financial statements and a proxy statement dated ___________, 2012. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY BEACON FEDERAL BANCORP, INC. REVOCABLE PROXY BEACON FEDERAL BANCORP, INC. The undersigned hereby appoints ___________________________, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Beacon Federal Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Company’s corporate headquarters, 6611 Manlius Center Road, East Syracuse, New York, at ________ (local time) on _____________, 2012. The proxyholders are authorized to cast all votes to which the undersigned is entitled as follows: 1. The proposal to approve the Agreement and Plan of Merger, dated as of May 31, 2012, by and between Berkshire Hills Bancorp, Inc. and Beacon Federal Bancorp, Inc. 2. The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Beacon Federal Bancorp, Inc.’s named executive officers in connection with the merger. 3. The proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. The Board of Directors recommends a vote “FOR” each of the listed proposals. THIS PROXY, PROPERLY SIGNED AND DATED, IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _____________, 2012: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS AND PROXY CARD ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6322SM. For Against Abstain Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. For Against Abstain For Against Abstain